Exhibit 99.1

One Commerce Square Memphis, TN 38150 NEWS RELEASE

For Immediate Release Investor Relations Contact: Tim Schools 901.523.3087 Media Contact: Eileen Sarro 901.523.3605

National Commerce Financial Reports Second Quarter Earnings

Financial Highlights

•	Operating revenues increased 22.8 percent annualized versus 1Q04
•	Period-end total portfolio loans increased 23.2 percent
•	Period-end non-interest-bearing deposits increased 23.2 percent
•	Operating non-interest revenues increased 53.2 percent
•	Net interest margin stable at 3.83 percent
•	Cash operating efficiency ratio improved to 46.68 percent from 48.08 percent in 1Q04
•	Net charge-off ratio improved to .23 percent annualized

MEMPHIS, Tennessee, (July 15, 2004) — National Commerce Financial Corporation (NYSE: NCF) today announced that second quarter 2004 net income, including merger expenses of $7.7 million after-tax or $.04 per diluted share related to NCF’s previously-announced merger with SunTrust Banks, Inc. (NYSE: STI), was $85.1 million or $.41 per diluted share, compared to $71.5 million or $.35 per diluted share in the second quarter of 2003 and $90.2 million or $.44 per diluted share in the first quarter of 2004.

“I am very pleased with the strength and quality of National Commerce’s second quarter results,” said William R. Reed Jr., president and chief executive officer of NCF. “Operating revenue growth was strong, led by terrific loan and fee income growth, replacing first quarter’s unusually high level of investment securities gains. Expenses were down in personnel and most other major categories, allowing our cash operating efficiency ratio to improve to 46.68 percent. Asset quality remains best in class and our balance sheet is well positioned to benefit from an expected slow rise in rates.”

“Importantly, our earnings per share were negatively impacted by an approximate 2.8 million increase in diluted shares outstanding, as a significantly higher share price resulting from the recently announced merger with SunTrust increased stock option activity and halted our normal share repurchase program,” Reed added. “This increase negatively impacted our reported earnings by approximately one penny per share. As the economy continues to improve, the investments we are making in our existing markets as well as our newest de novo initiatives will provide continued momentum throughout 2004 and into 2005.”

For the first six months of 2004, net income, including the previously mentioned NCF/SunTrust merger-related expenses, was $175.3 million or $.85 per diluted share, compared to $135.6 million or $.66 per diluted share during the same period of 2003.

OPERATING REVENUES

Operating revenues increased 6.9 percent over the second quarter of 2003 and 22.8 percent annualized on a sequential-quarter basis. The increase from first quarter 2004 was the result of a 6.0 percent annualized rise in taxable equivalent net interest income and a 53.2 percent annualized increase in operating non-interest revenues. Taxable equivalent net interest income benefited from an 8.8 percent annualized increase in average earning assets, driven by a 16.0 percent increase in average total portfolio loans. The Company continues to reduce the size of the investment securities portfolio as strong loan growth continues. Loan production during the second quarter accelerated as period-end total portfolio loan growth increased 23.2 percent annualized over first quarter end. Growth continues to be diversified across all geographies and product categories.

Period-end Total Portfolio Loans

($ in thousands)	2Q04	1Q04	2Q03	3-Month Annualized Growth %	12-Month Growth %
Commercial	7,977,373	7,700,252	7,289,501	14.4%	9.4%
Consumer	5,993,764	5,502,198	4,911,810	35.7%	22.0%
Other	220,133	216,117	210,135	7.4%	4.8%
Total NCF	14,191,270	13,418,567	12,411,446	23.2%	14.3%
First Market	651,317	606,802	533,268	29.3%	22.1%

The sequential quarter increase in operating non-interest revenues was attributable to double-digit annualized growth in service charges on deposits, other service charges, mortgage banking, and broker/dealer. During the quarter, the Company realized a gain of $3.3 million, before related incentives of approximately $.7 million, on the sale of mortgage servicing rights that the Company historically sells on a flow basis but had chosen to hold beginning in the third quarter of 2003 due to unusually low market values. The Company has resumed quarterly mortgage servicing sales which will provide anticipated revenues of $1 million each quarter. Additionally, the Company will benefit from lower amortization expense of mortgage servicing rights totaling approximately $1.2 million each quarter going forward.

Operating revenues, operating non-interest revenues and taxable equivalent net interest income, are non-GAAP financial measures, reconciliations of which to comparable GAAP measures are included on pages 20 through 24 of the financial tables supplementing this release.

NET INTEREST MARGIN

The net interest margin percentage for the second quarter of 2004 declined 3 basis points to 3.83 percent from 3.86 percent in the first quarter of 2004 as the earning-asset yield fell 6 basis points and the interest- bearing liability rate fell 3 basis points. The Company remains optimistic that it is well positioned to benefit from a continued gradual increase in interest rates.

Asset Yields/Funding Costs

	2Q04	1Q04	2Q03
Investment Securities	4.78%	4.82%	4.84%
Total Loans	5.46%	5.52%	6.05%
Earning Assets	5.16%	5.22%	5.58%

Total Interest-bearing Deposits	1.43%	1.48%	1.74%
Total Interest-bearing Liabilities	1.58%	1.61%	2.02%
Total Funding	1.33%	1.36%	1.72%

Net Interest Margin	3.83%	3.86%	3.86%

ASSET QUALITY

Net charge-offs were .23 percent annualized of average total portfolio loans in second quarter of 2004, an improvement from .28 percent annualized of average loans in the first quarter of 2004. The non-performing asset ratio at June 30, 2004, also improved to .46 percent, down from .48 percent at March

31, 2004. Non-performing assets at period end included $37.6 million of non-performing loans, $22.6 million of foreclosed real estate, and $5.1 million of other repossessed assets.

The allowance for loan losses at June 30, 2004, increased $5.1 million to $178.4 million or 1.26 percent of end-of-period total portfolio loans, from $173.4 million or 1.29 percent at March 31, 2004. The percentage coverage of period-end total portfolio loans declined on a sequential quarter in order to maintain the unallocated reserve and to reflect the continued improvement in the Company’s asset quality measures and a growing unallocated reserve. Additionally, coverage levels of net charge-offs and non-performing loans improved to 5.69 times and 4.74 times, respectively, and remain significantly above industry levels.

Asset Quality Measures

	2Q04		1Q04		2Q03
Net Charge-offs (annualized)	.23%		.28%		.29%
Non-performing Assets	.46%		.48%		.53%
Loan Loss Allowance ($ million)	$178.4		$173.4		$167.3
Loan Loss Allowance %	1.26%		1.29%		1.35%
Allowance Coverage to Net Charge-offs (annualized)	5.69	x	4.71	x	4.69	x
Allowance Coverage to Non-performing Loans	4.74	x	4.99	x	4.94	x

OPERATIONAL EFFICIENCY

Results from the Company’s previously announced efficiency project became evident in the second quarter as the cash operating efficiency ratio improved 140 basis points to 46.68 percent from 48.08 percent in the first quarter of this year and 280 basis points from 49.48 percent in the second quarter of 2003. While operating revenues improved over the first quarter of this year, progress was also made in most of the major expense categories. Personnel, occupancy, and equipment each declined or were essentially flat versus the prior quarter. Other expense increased $4.7 million, with the majority of the increase occurring in discretionary areas such as advertising, charitable contributions, and marketing.

With the announcement of the NCF/SunTrust merger, the agreement with the consultant utilized to facilitate the efficiency project has been terminated which resulted in an expense of $.6 million included in the merger-related expenses. Additionally, the second quarter included expenses of $2.1 million related to the project. However, the Company’s effort to improve operational efficiency remains a top initiative and now has become a major responsibility of the NCF/SunTrust merger integration teams. Benefits to the bottom line are anticipated to continue throughout this year and into 2005.

Cash Operating Efficiency Ratios

($ in thousands)	2Q04	1Q04	2Q03
Banking Operating Revenues	$262,508	$248,757	$245,954
Banking Cash Operating Non-interest Expense	$110,677	$109,213	$111,313
Banking Cash Operating Efficiency Ratio	42.16%	43.90%	45.26%

Financial Enterprise Operating Revenues	$63,650	$60,070	$59,501
Financial Enterprise Cash Operating Non-interest Expense	$42,591	$40,295	$40,893
Financial Enterprise Cash Operating Efficiency Ratio	66.91%	67.08%	68.73%

NCF Operating Revenues	$324,233	$306,863	$303,357
NCF Cash Operating Non-interest Expense	$151,343	$147,544	$150,108
NCF Cash Operating Efficiency Ratio	46.68%	48.08%	49.48%

DE NOVO EXPANSION

The Company continues to invest in infrastructure and bankers across its footprint. Each of the de novo expansion initiatives experienced another strong quarter of growth with Asheville/Savannah, acquired from Wachovia; Atlanta, First Market Bank, and the pilot Wal-Mart Money Centers each growing end-of-period loan balances by double digits and at a pace faster than NCF as a whole.

De Novo Market Period End Balances

($ in thousands)	2Q04	1Q04	2Q03	3-Month Annualized Growth %	12-Month Growth %
Total Portfolio Loans
Asheville/Savannah	429,041	399,065	320,854	30.0%	33.7%
Atlanta	400,291	335,304	150,790	77.5%	165.5%
Wal-Mart Money Centers	83,453	78,008	55,171	27.9%	51.3%
Total NCF	14,191,270	13,418,567	12,411,446	23.2%	14.3%
First Market	651,317	606,802	533,268	29.3%	22.1%

Deposits
Asheville/Savannah	637,209	648,224	627,466	-6.8%	1.6%
Atlanta	571,013	555,857	382,006	10.9%	49.5%
Wal-Mart Money Centers	518,402	497,244	403,573	17.0%	28.5%
Total NCF	16,014,465	15,790,968	15,446,201	5.7%	3.7%
First Market	912,320	907,084	885,047	2.3%	3.1%

During the quarter, the Company opened a total of nine traditional and eight in-store locations. Of the total, seven traditional locations were opened in Atlanta and the proposed remaining build out is now on hold as NCF and SunTrust evaluate overlap in their respective markets. The Company’s commitment to its partnership with Wal-Mart continues, with the Company having opened five additional locations in the second quarter of 2004 and planning to open an additional 10 in the second half of 2004.

Supplemental financial tables are available on the Company’s website at www.ncfcorp.com/releases.cfm.

ABOUT NCF

National Commerce Financial Corporation, headquartered in Memphis, Tennessee, is a sales and marketing organization that delivers select financial and consulting services through a national network of banking and non-banking affiliates. With $24 billion in assets, NCF operates almost 500 branches in 14 of the nation’s fastest growing metropolitan areas throughout the southeast.

NON-GAAP FINANCIAL INFORMATION

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). NCF’s management uses these non-GAAP measures in their analysis of the Company’s performance. These measures, reconciled on pages 20 through 24 of the quarter’s supplemental financial tables, adjust GAAP performance measures to exclude the effects of unusual litigation-related expenses, merger-related expenses, and employment contract terminations as well as the amortization of core deposit intangibles. These non-GAAP measures may also exclude other significant gains or losses that are unusual in nature and not considered part of the core operations of the Company. Since these items and their impact on NCF’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of NCF’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

FORWARD-LOOKING STATEMENTS

These statements constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. A variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. NCF does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to competition from both financial and non-financial institutions; changes in interest rates, deposit flows, loan demand and real estate values; efficiencies and savings resulting from the efficiency project are not achieved due to variances in the timing of execution of the project and other factors outside the Company’s control; changes in legislation or regulation; consummation of our pending merger; changes in accounting principles, policies or guidelines; the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond the control of NCF; and other economic, competitive, governmental, regulatory and technological factors affecting NCF specifically or the banking industry or economy generally.

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NATIONAL COMMERCE FINANCIAL CORPORATION

Current Quarter Financial Highlights

(In Thousands Except Share and Per Share Data)

	Three Months Ended				Three Months Ended
	6/30/2004		3/31/2004	% Change Fav/(Unfav)	6/30/2004		6/30/2003	% Change Fav/(Unfav)
Earnings and Earnings Per Share
Revenues (TE)	$325,013		317,826	2.3	325,013		305,817	6.3
Net income	85,091		90,244	(5.7)	85,091		71,507	19.0

Average basic shares outstanding	204,340,479		204,978,998		204,340,479		204,628,675
Average diluted shares outstanding	206,736,883		207,082,844		206,736,883		205,700,819

Basic EPS	$.42		.44	(4.5)	.42		.35	20.0
Diluted EPS	.41		.44	(6.8)	.41		.35	17.1

Net income, excluding after-tax merger-related expenses (1)	$92,801		90,244	2.8	92,801		71,507	29.8

Basic EPS, excluding after-tax merger-related expenses	.45		.44	2.3	.45		.35	28.6
Diluted EPS, excluding after-tax merger-related expenses	.45		.44	2.3	.45		.35	28.6

Asset Quality Ratios (2)
Loan loss allowance to loans outstanding	1.26%		1.29		1.26		1.35
Net loans charged-off (annualized) to average loans	.23		.28		.23		.29
Nonperforming assets to loans plus foreclosed real estate and other repossessed assets	.46		.48		.46		.53
Loan loss allowance to net charge-offs (annualized)	5.69	x	4.71		5.69		4.69
Loan loss allowance to nonperforming loans	4.74		4.99		4.74		4.94

Selected Average Balances
Assets	$23,741,890		23,144,064	2.6	23,741,890		22,173,395	7.1
Loans	13,766,675		13,239,512	4.0	13,766,675		12,220,225	12.7
Investment securities (3)	6,406,063		6,642,411	(3.6)	6,406,063		6,674,537	(4.0)
Core deposits	13,390,624		13,244,835	1.1	13,390,624		13,056,980	2.6
Stockholders’ equity	2,826,271		2,782,955	1.6	2,826,271		2,702,937	4.6

Selected Period End Balances
Assets	$24,044,117		23,038,522	4.4	24,044,117		22,679,991	6.0
Loans	14,191,270		13,418,567	5.8	14,191,270		12,411,446	14.3
Investment securities	6,257,308		6,217,177.6		6,257,308		6,756,217	(7.4)
Core deposits	13,549,994		13,469,295.6		13,549,994		13,382,416	1.3
Stockholders’ equity	2,782,112		2,798,939	(.6)	2,782,112		2,720,435	2.3
Shares outstanding	205,003,949		203,911,127		205,003,949		204,384,778
Number of banking offices	475		459		475		455
Number of ATMs	529		521		529		510
Number of full-time equivalent employees (FTE)	5,450		5,403		5,450		5,582

Capital Ratios
Period-end tangible equity to period-end tangible assets (4)	6.78%		7.11		6.78		6.70
Risk-based capital ratios:
Tier 1 capital	10.84	E	10.86		10.84	E	10.69
Total capital	11.88	E	11.92		11.88	E	11.79
Leverage ratio	8.23	E	8.13		8.23	E	7.81

E - Estimated

(1)	See reconcilement of GAAP net income to net income excluding merger-related expenses, a non-GAAP measure, on page 24.
(2)	Ratios computed excluding loans held for sale.
(3)	Average balances exclude the mark-to-market adjustment on available for sale securities under Statement of Financial Accounting Standards No. 115.
(4)	Tangible equity and tangible assets are computed by subtracting the sum of goodwill and core deposit intangibles from total equity and total assets, respectively.

NATIONAL COMMERCE FINANCIAL CORPORATION

Five Quarter Financial Highlights

(In Thousands Except Share and Per Share Data)

	Three Months Ended
	6/30/2004		3/31/2004	12/31/2003	9/30/2003	6/30/2003
Earnings and Earnings Per Share
Revenues (TE and excluding discontinued op.)	$325,013		317,826	314,096	313,520	305,817
Net income	85,091		90,244	90,268	85,809	71,507

Average basic shares outstanding	204,340,479		204,978,998	204,953,486	204,609,099	204,628,675
Average diluted shares outstanding	206,736,883		207,082,844	207,009,648	206,005,174	205,700,819

Basic EPS	$.42		.44	.44	.42	.35
Diluted EPS	.41		.44	.44	.42	.35

Net income, excluding after-tax merger-related expenses (1)	$92,801		90,244	90,268	85,809	71,507

Basic EPS, excluding after-tax merger-related expenses	.45		.44	.44	.42	.35
Diluted EPS, excluding after-tax merger-related expenses	.45		.44	.44	.42	.35

Asset Quality Ratios (2)
Loan loss allowance to total loans	1.26%		1.29	1.31	1.34	1.35
Net loans charged-off (annualized) to average loans	.23		.28	.43	.31	.29
Nonperforming assets to loans plus foreclosed real estate and other repossessed assets	.46		.48	.49	.52	.53
Loan loss allowance to net charge-offs (annualized)	5.69	x	4.71	3.04	4.30	4.69
Loan loss allowance to nonperforming loans	4.74		4.99	5.55	4.79	4.94

Selected Average Balances
Assets	$23,741,890		23,144,064	22,845,698	22,727,299	22,173,395
Loans	13,766,675		13,239,512	12,992,875	12,736,334	12,220,225
Investment securities (3)	6,406,063		6,642,411	6,626,168	6,688,614	6,674,537
Core deposits	13,390,624		13,244,835	13,143,769	13,180,992	13,056,980
Stockholders’ equity	2,826,271		2,782,955	2,745,465	2,734,081	2,702,937

Selected Period End Balances
Assets	$24,044,117		23,038,522	23,016,916	22,890,089	22,679,991
Loans	14,191,270		13,418,567	13,034,948	12,897,774	12,411,446
Investment securities	6,257,308		6,217,177	6,619,000	6,702,885	6,756,217
Core deposits	13,549,994		13,469,295	13,342,851	13,182,330	13,382,416
Stockholders’ equity	2,782,112		2,798,939	2,781,186	2,729,403	2,720,435
Shares outstanding	205,003,949		203,911,127	205,136,649	204,808,440	204,384,778
Number of banking offices	475		459	451	444	455
Number of ATMs	529		521	521	510	510
Number of full-time equivalent employees (FTE)	5,450		5,403	5,441	5,458	5,582

Capital Ratios
Period-end tangible equity to period-end tangible assets (4)	6.78%		7.11	7.00	6.74	6.70
Risk-based capital ratios:
Tier 1 capital	10.84	E	10.86	11.03	10.81	10.69
Total capital	11.88	E	11.92	12.10	11.90	11.79
Leverage ratio	8.23	E	8.13	8.17	7.93	7.81

E - Estimated

(1)	See reconcilement of GAAP net income to net income excluding merger-related expenses, a non-GAAP measure, on page 24.
(2)	Ratios computed excluding loans held for sale.
(3)	Average balances exclude the mark-to-market adjustment on available for sale securities under Statement of Financial Accounting Standards No. 115.
(4)	Tangible equity and tangible assets are computed by subtracting the sum of goodwill and core deposit intangibles from total equity and total assets, respectively.

NATIONAL COMMERCE FINANCIAL CORPORATION

Year to Date Financial Highlights

(In Thousands Except Share and Per Share Data)

	Six Months Ended			$ Change Fav/(Unfav)	% Change Fav/(Unfav)
	6/30/2004		6/30/2003
Earnings and Earnings Per Share
Revenues (TE)	$642,839		594,794	48,045	8.1
Net income	175,335		135,597	39,738	29.3

Average basic shares outstanding	204,659,739		204,947,925
Average diluted shares outstanding	206,909,864		206,225,344

Basic EPS	$.86		.66	.20	30.3
Diluted EPS	.85		.66	.19	28.8

Net income, excluding after-tax merger-related expenses (1)	$183,045		135,597	47,448	35.0

Basic EPS, excluding after-tax merger-related expenses	.89		.66	.23	34.8
Diluted EPS, excluding after-tax merger-related expenses	.88		.66	.22	33.3

Asset Quality Ratios (2)
Loan loss allowance to total loans	1.26%		1.35
Net loans charged-off (annualized) to average loans	.25		.27
Loan loss allowance to net charge-offs (annualized)	5.24	x	5.00

Selected Average Balances
Assets	$23,443,113		21,735,352	1,707,761	7.9
Loans	13,503,093		12,296,600	1,206,493	9.8
Investment securities (3)	6,524,237		6,193,294	330,943	5.3
Core deposits	13,317,730		12,896,801	420,929	3.3
Stockholders’ equity	2,804,620		2,699,411	105,209	3.9

(1)	See reconcilement of GAAP net income to net income excluding merger-related expenses, a non-GAAP measure, on page 24.
(2)	Ratios computed excluding loans held for sale.
(3)	Average balances exclude the mark-to-market adjustment on available for sale securities under Statement of Financial Accounting Standards No. 115.